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                                                               EXHIBIT 23



                      CONSENT OF INDEPENDENT AUDITORS


To Board of Directors
Strouds, Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-8 (No. 333-34684 and No. 333-91515) of our report dated April 18, 2000, relating to the balance sheets of Strouds, Inc. as of February 26, 2000 and February 27, 1999 and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended February 26, 2000, which report appears in the February 26, 2000 Annual Report on Form 10-K of Strouds, Inc.



/s/KPMG LLP
--------------------------
Los Angeles, California
May 24, 2000